                                                                    EXHIBIT 99.1

                            DUSA PHARMACUTICALS, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma condensed consolidated balance sheet has been prepared as if the acquisition of Sirius had occurred on December 31, 2005. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005, has been prepared as if the acquisition of Sirius had occurred on January 1, 2005.

     The pro forma adjustments are based upon available information and certain assumptions that DUSA Pharmaceuticals, Inc. ("DUSA") management believes is reasonable. The allocation of the purchase price is preliminary and changes are expected as additional information becomes available. As a result, actual asset and liability values, including goodwill and intangible assets, and related operating results, including actual amortization, could differ materially from those reflected in the unaudited pro forma condensed consolidated financial statements included herein. In management's opinion, all material adjustments necessary to reflect the effect of this transaction have been made.

     The pro forma statement of operations is based on the historical results of operations of DUSA and Sirius for the year ended December 31, 2005. The pro forma statement of operations and the pro forma balance sheet and the accompanying notes thereto should be read in conjunction with and are qualified by the historical consolidated financial statements of the Company and notes thereto.

     The pro forma financial information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the combined company after the acquisition of Sirius, or of the financial position or results of operations of the combined company that would have actually occurred had the acquisition of Sirius been effected on January 1, 2005.

                           DUSA PHARMACEUTICALS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2005

                                            DUSA             SIRIUS
                                      PHARMACEUTICALS,   LABORATORIES,    ALLOCATION OF     PRO FORMA
                                            INC.              INC.       PURCHASE PRICE     COMBINED
                                      ----------------   -------------   --------------   ------------
Assets
Current Assets
   Cash and cash equivalents            $  4,210,675      $   513,390                     $  4,724,065
   Marketable securities                  30,579,486                     $(8,001,032)(b)    22,578,454
   Accrued interest receivable               353,449                                           353,449
   Accounts receivable, net                  373,130          870,775                        1,243,905
   Inventory                               1,860,793          349,523      1,764,437 (a)     3,974,753
   Deferred acquisition costs                831,875                        (831,875)(c)             0
   Prepaids and other current assets         776,293          461,084                        1,237,377
   Goodwill                                                                6,484,454 (a)     6,484,454
   Deferred cost of sales                                     217,521       (217,521)(a)             0
                                        ------------      -----------    -----------      ------------
TOTAL CURRENT ASSETS                      38,985,701        2,412,293       (801,537)       40,596,457
   Restricted cash                           144,541                                           144,541
   Property, plant and equipment, net      2,971,869           61,238                        3,033,107
   Intangible assets                                          175,000       (175,000)(a)
                                                                          17,160,000 (a)    17,160,000
   Deferred charges and other assets         228,520           13,936                          242,456
                                        ------------      -----------    -----------      ------------
TOTAL ASSETS                              42,330,631        2,662,467     16,183,463        61,176,561
                                        ============      ===========    ===========      ============

Liabilities and Stockholders'
     Equity
   Current liabilities
   Accounts payable                          934,694        1,172,743                        2,107,437
   Accrued compensation                    1,071,677          211,858                        1,283,535
   Other accrued expenses                  1,995,679        1,446,055        411,825 (b)     3,853,559
   Deferred revenue                           94,283        1,166,857     (1,166,857)(a)        94,283
                                        ------------      -----------    -----------      ------------
TOTAL CURRENT LIABILITIES                  4,096,333        3,997,513       (755,032)        7,338,814
   Other liabilities                         205,570                                           205,570
                                        ------------      -----------    -----------      ------------
TOTAL LIABILITIES                          4,301,903        3,997,513       (755,032)        7,544,384
   Capital Stock
   Authorized: 100,000,000 shares;
   Common stock shares issued and
     outstanding: 17,041,197 in 2005,
     no par                              125,626,163          207,371       (207,371)(a)
                                                                          17,203,449 (b)   142,829,612
   Additional paid-in capital              2,035,783        6,938,316     (6,938,316)(a)     2,035,783
   Accumulated deficit                   (89,537,470)      (8,480,733)     8,480,733 (a)
                                                                          (1,600,000)(a)   (91,137,470)
   Accumulated other comprehensive
      (loss) income                          (95,748)                                          (95,748)
                                        ------------      -----------    -----------      ------------
TOTAL STOCKHOLDERS' EQUITY                38,028,728       (1,335,046)    16,938,495        53,632,177
TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY                               $ 42,330,631      $ 2,662,467    $16,183,463      $ 61,176,561
                                        ============      ===========    ===========      ============


                           DUSA PHARMACEUTICALS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2005

                                      DUSA             SIRIUS
                                PHARMACEUTICALS,   LABORATORIES,     PRO FORMA        PRO FORMA
                                      INC.              INC.        ADJUSTMENTS       COMBINED
                                ----------------   -------------   --------------   ------------
Net revenues                      $ 11,337,461      $10,155,444                     $ 21,492,905
Cost of revenues                     6,213,601        1,472,441    $ 1,764,437(d)      9,450,479
                                  ------------      ------------   --------------   ------------
  GROSS PROFIT                       5,123,860        8,683,003     (1,764,437)       12,042,426

Research and development             5,587,599                                         5,587,599
Selling, general, and
   administrative                   15,772,031        7,678,060      1,749,236(e)     25,199,327
Restructuring                          150,917                                           150,917
                                  ------------      ------------   --------------   ------------
  TOTAL EXPENSES                    21,510,547        7,678,060      1,749,236        30,937,843
                                  ------------      ------------   --------------   ------------
INCOME (LOSS) FROM OPERATIONS      (16,386,687)       1,004,943     (3,513,673)      (18,895,417)
                                  ------------      ------------   --------------   ------------
Other income /(expense)              1,387,978          (22,475)      (400,052)(f)       965,451
                                  ------------      ------------   --------------   ------------
  NET INCOME (LOSS)               $(14,998,709)     $   982,468    $(3,913,725)     $(17,929,966)
                                  ============      ============   ==============   ============
Net income (loss) per common
   share:
Basic and diluted                 $      (0.89)                                     $      (0.93)
                                  ============                                      ============
Weighted average shares used
   in per share calculation                                                                    0
   Basic and diluted                16,932,138                       2,396,391(g)     19,328,529
                                  ============                     ==============   ============

                           DUSA PHARMACEUTICALS, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The pro forma adjustments (see comments (a) thru (f)) were made to the historical consolidated statement of operations of DUSA Pharmaceuticals, Inc.
(DUSA) and the operations acquired from Sirius Laboratories, Inc. (Sirius) for the year ended December 31, 2005, to reflect the acquisition as if it had occurred on January 1, 2005. These adjustments are based on a preliminary valuation, and are subject to material changes upon completion of a final valuation and other factors as described in the introduction to these unaudited pro forma consolidated financial statements.

Pro Forma Adjustments

(a) The unaudited pro forma balance sheet for Sirius represents the fair value of its assets and liabilities at December 31, 2005. We adjusted Sirius' presentation format to that of DUSA.

     Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to Sirius' net tangible assets to a preliminary estimate of their fair values at January 1, 2005, to establish goodwill and intangible asset balances and to eliminate Sirius' equity accounts.

     The Sirius acquisition (the "Acquisition") is being accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141"), whereby the total cost of the Acquisition has been allocated to tangible and intangible net assets acquired based upon determined fair values at the effective date of the Acquisition (the "Acquisition Date"). The following table summarizes the determined fair values of the assets acquired and liabilities assumed at the Acquisition Date.

                                      ACQUIRED FROM SIRIUS
                                      --------------------
Current assets, excluding inventory        $ 1,845,249
Inventory                                    2,113,960
Goodwill                                     6,484,454
In-process research and development          1,600,000
Intangibles                                 17,160,000
Other assets                                    75,174
                                           -----------
Total assets acquired                       29,278,837
                                           -----------
Total liabilities assumed                    2,830,656
                                           -----------
Fair value of net assets acquired          $26,448,181
                                           ===========

     The goodwill is not subject to amortization and the amount assigned to goodwill is not deductible for tax purposes.

     Based on the preliminary purchase price allocation, goodwill resulting from the acquisition is estimated to be $5,773,000 rather than the $6,484,000 shown on the December 31, 2005 pro forma consolidated balance sheet. This decrease in goodwill is primarily the result of the operations of Sirius during the period from January 1, 2005 through March 10, 2006, the date of acquisition. In connection with the acquisition of Sirius, DUSA allocated $1.6 million of the purchase price to in-process research and development. This allocation represents the estimated fair value based on risk-adjusted cash flows related to product development projects. At the date of acquisition, the development of these projects had not yet reached technological feasibility and the research and development ("R&D") in progress had no alternative future uses. Accordingly, these costs were expensed as of the acquisition date. Intangible assets of $17.1 million is comprised of core/developed technology with an estimated useful life of approximately 9.8 years.

(b) The acquisition was funded with DUSA common stock and cash. The purchase price reported on the pro forma balance sheet includes approximately $412,000 in accrued acquisition costs as of March 10, 2006, associated with the transaction. The purchase price paid by DUSA in the acquisition was $26.8 million, net of cash received of $485,000, which consisted of 2,396,245 shares of DUSA common stock as well as a cash payment of $8,000,000. The cash portion of the purchase price was paid by DUSA at the acquisition date. The estimated reduction in interest income resulting from this use of cash for has been reflected in the pro forma adjustments for the year ended December 31, 2005. The market value of the 2,396,245 shares (based on an average stock price of $7.30 during the five day period beginning two days prior and ending two days subsequent to the public announcement of the signing of the First Amendment to the Merger Agreement on February 9, 2006 was $17,203,000, net of estimated registration costs of $295,000.

(c)  Eliminate DUSA's deferred acquisition costs at December 31, 2005

(d) Increased cost of goods sold resulting from the purchase accounting fair value adjustment to inventory

(e) Amortization of intangible assets as if acquisition had occurred on January 1, 2005

(f) Decrease in interest income resulting from the use of cash in the acquisition of $8.0 million

(g) Additional shares issued in the acquisition, including 422,892 placed in the liability escrow account

     The pro-forma financial statements do not include a non-recurring charge of $1.6 million resulting from in-process research and development from the acquisition.